EXHIBIT 10.12

FLIGHTExplorer

Customer Sales Order for: Baltia Air Lines

This Sales Order outlines the terms and conditions pursuant to which Sabre Inc. ("Sabre") will provide the undersigned
("Customer") with access and use of the System and Data described herein. This Sales Order shall be governed by the terms and conditions set forth in the Sabre AirCentre Flight
Explorer User Agreement (the "Agreement"), whose terms are incorporated herein by reference.
The System and Data included hereunder are as follows:
Product Code Units (USD)
Flight Explorer Professional - Enterprise Edition FE-01 1
Enhanced Weather Overlay - Meteorlogix Pack 3 MX-18 1
Access to FE Customer Portal and Online Training No Charge
Total per month

** Any applicable taxes are the responsibility of the Customer as outlined in the User Agreement.
Additional Terms and Conditions:
Term: 1 year
Billing Cycle: Monthly
Payment Terms: Net 15
Term Start Date: 01 JUN 2011
Term End Date: 31 MAY 2012
Type of Business: Airline
FAA MOA Status: Class 1
WX Service Provider: NA
Notes: _ Renewal
/
Joe Pampalone
Print Name
Director Ops Control
Title
09/21/2011

Date

signing this Sales Order, I certify that I am an authorized representative of the above named Customer and have the authority to bind and commit the Customer hereto to pay for all the services provided. By installing andlor using the product, I agree to and acknowledge that the terms and conditions of the Agreement are incorporated herein by reference and if the Customer does not agree to the terms and conditions contained in the Agreement, Customer will not be provided with access and use of the System and Data.

Sales orders must be signed within 10 days of receipt or prices are subject to change. Payment must be received within 15 days of being invoiced or service is subject to termination until full payment is received.
Air